Exhibit 107

Calculation of Filing Fee Table
Registration Statement on Form S-3

EVOLUS, INC.
.

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share	Rule 457(o)	(1)	(2)	(1)(2)
	Equity	Preferred Stock, par value $0.00001 per share	Rule 457(o)	(1)	(2)	(1)(2)
	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(1)(2)
	Other	Warrants	Rule 457(o)	(1)	(2)	(1)(2)
	Other	Rights	Rule 457(o)	(1)	(2)	(1)(2)
	Other	Units	Rule 457(o)	(1)	(2)	(1)(2)
	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(2)	$250,000,000	0.0001102	$27,550
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$250,000,000	0.0001102	$27,550
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$27,550

(1)	There is being registered hereunder an unspecified number of shares of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the Registrant, (e) subscription rights to purchase common stock, preferred stock or warrants of the Registrant, and (f) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $250,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.